UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

T3 DEFENSE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39341	38-3912845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Fifth Avenue, 14th floor, New York, NY 10017

(Address of Principal Executive Offices, Including Zip Code)

(212) 791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	DFNS	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	DFNSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 16, 2026, Water IO Ltd., a company traded on the Tel Aviv Stock Exchange which is majority owned by T3 Defense Inc. through its wholly-owned subsidiary Star 26 Capital Ltd. announced the execution of a non-binding letter of intent to lend $10,000,000 to Meteor Aerospace Ltd., an Israeli defense technology company specializing in the development and production of loitering munitions (“suicide drones”), unmanned aerial vehicles (UAVs), unmanned ground vehicles (UGVs), unmanned surface vessels (USVs), and long-range precision-guided missiles.

Pursuant to the terms of the non-binding letter of intent, if the $10,000,000 loan is made by Water IO, Meteor Aerospace will issue Water IO 51% of its outstanding shares on a post-investment basis.

The transaction is subject to, among other conditions, the successful completion by Water IO of a public offering of convertible notes on the Tel Aviv Stock Exchange, the satisfaction of due diligence of Meteor, the negotiation and execution of definitive agreements regarding the investment and stock issuance, and the receipt of all required regulatory approvals. There can be no assurance that the proposed transaction will be consummated.

If the transaction is consummated, there will be no dilutive effect to T3 Defense Inc.

About Meteor Aerospace

Founded and led by Itzhak Nissan, the former President and CEO of Israel Aerospace Industries (IAI), Meteor Aerospace is a privately held Israeli defense company. Mr. Nissan, one of the most prominent figures in Israel’s defense industrial complex, identified the paradigm shift toward autonomous, unmanned warfare years ago and has built Meteor into a company at the cutting edge of this transformation.

Meteor’s co-founder and financial backer, Hezi Bezalel, brings significant capital markets and investment expertise. The company’s COO, Col. (Res.) Beni Cohen, is a former commander of IAF control units and IAI defense attaché, with deep operational and program management experience including involvement in F-35 component manufacturing at IAI’s Lahav Division.

Meteor operates across five product lines spanning air, land, sea, and strike domains:

Impact 700/1400 UAVs — MALE-class unmanned aerial vehicles designed for ISR and tactical missions.

RAMBOW UGV — High-performance unmanned ground vehicle for autonomous battlefield operations.

Unmanned Surface Vessel (USV) — Advanced manned/unmanned vessel with integrated mission suite and remote weapon station.

Precision-Guided Missiles — Long-range homing attack missiles, robust and operationally proven.

Loitering Munitions (Suicide Drones) — Autonomous loitering attack systems capable of real-time target acquisition and precision strike.

Four of Meteor’s five product lines have reached commercial maturity, positioning the company for a rapid transition from development to revenue generation and near-term integration into defense procurement programs in Israel and globally.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the nature of the non-binding letter of intent, the proposed investment by Water IO in Meteor, the expected completion of the note offering by Water IO on the Tel Aviv Stock Exchange and the anticipated benefits of the proposed transaction. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ include, among others: the ability of the parties to negotiate and execute definitive agreements on acceptable terms, the ability of Water IO to successfully complete the note offering; the ability to satisfy closing conditions and obtain required regulatory approvals; general economic and market conditions; and the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time, except as required by law.

The information in this Item 7.01 of this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of ours under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 DEFENSE INC.
Date: April 16, 2026
/s/ Menachem Shalom
Name: Menachem Shalom
Title: Chairman and Chief Executive Officer

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